FOR  IMMEDIATE  RELEASE
For  More  Information:
Ronald  L.  Thigpen                         John  Marsh
Executive  Vice  President  and  COO        President
Southeastern  Bank  Financial  Corp.        Marsh  Communications  LLC
706-481-1014                                770-458-7553


                   SOUTHEASTERN BANK FINANCIAL CORP. REPORTS
              POSITIVE INCOME AND EARNINGS FOR THIRD QUARTER 2008

AUGUSTA, GA., October 24, 2008 - Southeastern Bank Financial Corp. (OTCBB:SBFC), the holding company for Georgia Bank & Trust Company of Augusta (GB&T) and Southern Bank & Trust (SB&T), today reported quarterly net income of $1.9 million, or $0.31 in diluted earnings per share, for the three months ended September 30, 2008, compared to net income of $3.4 million, or $0.56 in diluted earnings per share, in the third quarter of 2007.

"We continued to generate profits and grow our assets in the third quarter, despite the historic financial turmoil in the banking markets and overall economy," said R. Daniel Blanton, president and chief executive officer. "In the current operating environment, this is a great accomplishment and a testament to our long-held conservative lending style, the ongoing resiliency of our markets and the talent and dedication of our employees. As a result, we remain well-capitalized and have adequate liquidity to meet our needs."

At September 30, 2008, total assets were $1.4 billion, an increase of $164.3 million, or 13.5 percent, from December 31, 2007. The company's SB&T subsidiary closed the third quarter of 2008 with more than $123.6 million in total assets, reflecting growth of $37.7 million, or 43.8 percent, since December 31, 2007.

Loans outstanding at the end of the third quarter of 2008 were $1.0 billion, an increase of 13.3 percent from loans outstanding at December 31, 2007. This included the purchase of a $29 million loan portfolio to add growth to the company's operations in Athens, Ga. Total deposits at the end of the third quarter were $1.1 billion, an increase of 18.2 percent from December 31, 2007 ago. During the quarter, the Company also strengthened its


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
liquidity position by increasing cash and cash equivalents to $72.4 million, up from $25.1 million at December 31, 2007.

Nonperforming assets at September 30, 2008, were 2.78 percent of total assets, compared to 0.22 percent at September 30, 2007, and 2.11 percent at June 30, 2008. Net charge-offs for the third quarter of 2008 totaled 0.30 percent of average loans, compared to 0.04 percent in the third quarter of 2007 and 0.01 percent in the second quarter of 2008. The company held $377,000 in other real estate (ORE) at September 30, 2008, compared to $50,000 at September 30, 2007 and none at June 30, 2008. Net chargeoffs in the third quarter reflect managements' decision to chargeoff specific reserves on impaired loans that were collateral dependent and the value of which had declined based on market conditions.

The provision for loan losses totaled $2.0 million for the third quarter of 2008, an increase of $1.1 million from the same period a year ago. As a result, the allowance for loan losses at the end of the third quarter increased $1.7 million from December 31, 2007.

"Given the turmoil in the marketplace and with our normal long-term perspective, we took a more conservative look at our loan portfolio during the third quarter," said Blanton. "From our assessment, we decided to increase significantly our allowance for loan losses to properly position ourselves as we work through this difficult credit cycle. We will continue to closely monitor our portfolio as we move forward."

Net interest income for the third quarter of 2008 was $9.7 million, unchanged from the same period a year ago. The increase in non performing loans resulted in the reversal of interest income and had a negative impact on net interest income. Noninterest income for the quarter was $4.4 million, compared with $4.7 million in the third quarter of 2007, which included a one-time gain on the sale of real estate totaling $1.1 million. Excluding the one-time gain in 2007, noninterest income in the third quarter of 2008 increased 21.5 percent over the prior-year period, primarily as a result of increases of approximately $280,000 in service charges and $180,000 in mortgage income.


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Noninterest  expense in the third quarter of 2008 increased 12.7 percent to $9.4 million from a year ago, due to costs associated with operating two additional SB&T branches, one additional GB&T branch and the company's new operations center.

Return on average assets (ROA) was 0.56 percent for the third quarter of 2008, and return on average shareholders' equity (ROE) was 8.20 percent. The company's net interest margin was 3.04 percent, compared to 3.54 percent a year ago and
3.25  percent  at  June  30,  2008.

For the nine months ended Sept. 30, 2008, the company reported net income of $6.9 million, or $1.15 in diluted earnings per share, compared to net income of $9.1 million, or $1.50 in diluted earnings per share, in the same period a year ago.

Net interest income for the first nine months of 2008 was $30.0 million, up 6.3 percent from $28.3 million in the comparable nine months in 2007. Noninterest income was $12.8 million for the first nine months of 2008, compared to $12.1 million for the same period in 2007, an increase of 5.8 percent. Noninterest expense for the first three quarters of 2008 totaled $27.5 million, compared to $23.7 million for the comparable period in 2007.

"Though there continues to be much speculation about the health of many banks in our region, our long-held conservative approach and solid, consistent performance gives us confidence that we can continue to meet the difficult challenges that lie ahead for all banks," said Blanton.

ABOUT  SOUTHEASTERN  BANK  FINANCIAL  CORP.
Southeastern Bank Financial Corp. is the $1.3 billion-asset bank holding company of Georgia Bank & Trust Company of Augusta (GB&T) and Southern Bank & Trust (SB&T). GB&T is the largest locally owned and operated community bank in the Augusta metro market, with nine full-service Augusta-area offices and offices in Athens, Ga., and Greenville, S.C. SB&T is a federally chartered thrift serving the Aiken County, S.C., market, with three full-service offices. The company also has mortgage operations in Augusta and Savannah. The banks focus primarily on real estate, commercial and


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
consumer loans to individuals, small to medium-sized businesses and professionals, and also provide wealth management and trust services. The company's common stock is publicly traded on the OTC Bulletin Board under the symbol SBFC. For more information, please visit the company's Web site, www.georgiabankandtrust.com.

SAFE  HARBOR  STATEMENT  -  FORWARD-LOOKING  STATEMENTS
Statements made in this release by Southeastern Bank Financial Corporation (The Company) other than those concerning historical information, should be considered forward-looking and subject to various risks and uncertainties. Such forward-looking statements are made based upon management's belief as well as assumptions made by, and information currently available to, management pursuant to "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. The Company's actual results may differ materially from the results anticipated in forward-looking statements due to a variety of factors, including: unanticipated changes in the Bank's local economy and in the national economy; governmental monetary and fiscal policies; deposit levels, loan demand, loan collateral values and securities portfolio values; difficulties in interest rate risk management; difficulties in operating in a variety of geographic areas; the effects of competition in the banking business; changes in governmental regulation relating to the banking industry, including regulations relating to branching and acquisitions; failure of assumptions underlying the establishment of reserves for loan losses, including the value of collateral underlying delinquent loans; and other factors. The Company cautions that such factors are not exclusive. The Company does not undertake to update any forward-looking statement that may be made from time to time by, or on behalf of, the Company.


                                      ###


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

                 SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARIES

                                Consolidated Balance Sheets


                                                             September 30,
                                                                2008         December 31,
                       Assets                                (Unaudited)         2007
                                                           ---------------  ---------------
Cash and due from banks                                    $   28,712,055   $   24,557,517
Federal funds sold                                             43,210,000                -
Interest-bearing deposits in other banks                          500,000          500,031
                                                           ---------------  ---------------
    Cash and cash equivalents                                  72,422,055       25,057,548

Investment securities
  Available-for-sale                                          239,547,693      245,428,825
  Held-to-maturity, at cost (fair values of
    $698,028 and $1,467,032, respectively)                        689,092        1,435,178

Loans held for sale                                            15,187,153       11,303,098

Loans                                                         985,239,346      871,439,789
  Less allowance for loan losses                              (13,516,627)     (11,800,163)
                                                           ---------------  ---------------
    Loans, net                                                971,722,719      859,639,626

Premises and equipment, net                                    34,262,930       32,612,246
Accrued interest receivable                                     6,436,321        7,416,257
Bank-owned life insurance                                      17,208,745       16,660,485
Restricted equity securities                                    6,594,962        5,059,781
Other assets                                                   13,222,172        8,366,957
                                                           ---------------  ---------------

                                                           $1,377,293,842   $1,212,980,001
                                                           ===============  ===============

         Liabilities and Stockholders' Equity

Deposits
   Noninterest-bearing                                     $  109,741,731   $  101,272,104
   Interest-bearing:
     NOW accounts                                             151,886,299      132,185,890
     Savings                                                  280,699,223      289,730,991
     Money management accounts                                 70,237,170       73,609,269
     Time deposits over $100,000                              366,535,567      243,500,864
     Other time deposits                                      146,684,545      111,867,272
                                                           ---------------  ---------------
                                                            1,125,784,535      952,166,390

Federal funds purchased and securities sold
  under repurchase agreements                                  48,607,211       81,165,423
Advances from Federal Home Loan Bank                           84,000,000       59,000,000
Other borrowed funds                                              400,000          500,000
Accrued interest payable and other liabilities                  8,777,208       10,390,373
Subordinated debentures                                        20,000,000       20,000,000
                                                           ---------------  ---------------

    Total liabilities                                       1,287,568,954    1,123,222,186
                                                           ---------------  ---------------

Stockholders' equity:
  Common stock, $3.00 par value; 10,000,000 shares
    authorized; 5,987,451 and 5,976,811 shares issued in
    2008 and 2007, respectively; 5,987,169 and 5,967,536
    shares outstanding in 2008 and 2007, respectively          17,962,353       16,300,842
  Additional paid-in capital                                   55,130,317       39,517,286
  Retained earnings                                            21,573,411       34,228,272
  Treasury stock, at cost; 282 and 9,275 shares in
    2008 and 2007, respectively                                    (7,332)        (316,800)
  Accumulated other comprehensive (loss) gain, net             (4,933,861)          28,215
                                                           ---------------  ---------------

    Total stockholders' equity                                 89,724,888       89,757,815
                                                           ---------------  ---------------

                                                           $1,377,293,842   $1,212,980,001
                                                           ===============  ===============


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

                      SOUTHEASTERN BANK FINANCIAL CORPORATION AND SUBSIDIARIES

                                 Consolidated Statements of Income

                                            (Unaudited)


                                                    Three Months Ended         Nine Months Ended
                                                       September 30,            September 30,
                                               --------------------------  -------------------------
                                                   2008          2007         2008          2007
                                               ------------  ------------  -----------  ------------
Interest income:
  Loans, including fees                        $15,003,069   $17,138,785   $46,483,403  $49,041,654
  Investment securities                          3,345,109     3,015,836     9,943,439    8,548,646
  Federal funds sold                               188,348       220,138       374,903      901,723
  Interest-bearing deposits in other banks           6,879         6,710        18,419       20,180
                                               ------------  ------------  -----------  ------------
    Total interest income                       18,543,405    20,381,469    56,820,164   58,512,203
                                               ------------  ------------  -----------  ------------

Interest expense:
  Deposits                                       7,496,926     8,688,555    22,539,003   24,345,638
  Federal funds purchased and securities sold
    under repurchase agreements                    295,465       829,797     1,159,693    2,499,627
  Other borrowings                               1,009,309     1,127,128     3,071,954    3,390,854
                                               ------------  ------------  -----------  ------------
      Total interest expense                     8,801,700    10,645,480    26,770,650   30,236,119
                                               ------------  ------------  -----------  ------------

      Net interest income                        9,741,705     9,735,989    30,049,514   28,276,084

Provision for loan losses                        2,073,254     1,001,232     4,996,275    2,607,419
                                               ------------  ------------  -----------  ------------

      Net interest income after provision
        for loan losses                          7,668,451     8,734,757    25,053,239   25,668,665
                                               ------------  ------------  -----------  ------------

Noninterest income:
  Service charges and fees on deposits           1,955,048     1,675,173     5,445,950    4,653,640
  Gain on sales of loans                         1,529,276     1,349,880     4,365,076    3,954,535
  (Loss) gain on sale of fixed assets                 (931)    1,094,902         6,761    1,031,764
  Investment securities gains (losses), net         20,809      (278,206)       88,617     (245,015)
  Retail investment income                         276,581       296,025       840,915      894,482
  Trust service fees                               288,332       271,167       872,627      829,609
  Increase in cash surrender value of
    bank-owned life insurance                      189,871       169,133       548,261      494,870
  Miscellaneous income                             178,460       168,453       651,649      496,993
                                               ------------  ------------  -----------  ------------
      Total noninterest income                   4,437,446     4,746,527    12,819,856   12,110,878
                                               ------------  ------------  -----------  ------------

Noninterest expense:
  Salaries and other personnel expense           5,201,681     4,905,273    15,755,522   14,329,031
  Occupancy expenses                             1,122,107       845,373     3,152,672    2,348,159
  Other operating expenses                       3,040,904     2,557,612     8,641,621    6,984,774
                                               ------------  ------------  -----------  ------------
      Total noninterest expense                  9,364,692     8,308,258    27,549,815   23,661,964
                                               ------------  ------------  -----------  ------------

      Income before income taxes                 2,741,205     5,173,026    10,323,280   14,117,579

Income tax expense                                 865,817     1,816,746     3,405,118    5,031,078
                                               ------------  ------------  -----------  ------------

      Net income                               $ 1,875,388   $ 3,356,280   $ 6,918,162  $ 9,086,501
                                               ============  ============  ===========  ============

Basic net income per share                     $      0.31   $      0.56   $      1.16  $      1.52
                                               ============  ============  ===========  ============

Diluted net income per share                   $      0.31   $      0.56   $      1.15  $      1.50
                                               ============  ============  ===========  ============

Weighted average common shares outstanding       5,976,883     5,971,086     5,967,310    5,974,473
                                               ============  ============  ===========  ============

Weighted average number of common and
  common equivalent shares outstanding           6,018,584     6,042,428     6,010,367    6,048,633
                                               ============  ============  ===========  ============


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